                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-OCT-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                             93-2A               93-2C              93-2D            93-2E.A
                                                     ----------------    ----------------   ----------------   ----------------
BEGINNING SECURITY BALANCE                           $  15,519,923.25    $  49,357,047.86   $  28,674,233.76   $  19,457,266.37
  Loans Repurchased                                                --                  --                 --                 --
  Scheduled Principal Distribution                          28,126.99           87,906.11         326,783.36         212,246.20
  Additional Principal Distribution                         14,025.01           11,038.73          21,034.84           8,888.75
  Liquidations Distribution                                169,776.35        1,144,353.01         762,543.25         135,957.78
  Accelerated Prepayments                                          --                  --                 --                 --
  Adjustments (Cash)                                               --                  --                 --                 --
  Adjustments (Non-Cash)                                           --                  --                 --                 --
  Losses/Foreclosures                                              --          169,327.88                 --                 --
  Special Hazard Account                                           --                  --                 --                 --
                                                     ----------------    ----------------   ----------------   ----------------
                          Ending Security Balance    $  15,307,994.90    $  47,944,422.13   $  27,563,872.31   $  19,100,173.64
                                                     ================    ================   ================   ================
INTEREST DISTRIBUTION:
Due Certificate Holders                              $      96,404.86    $     298,744.59   $     159,609.25   $     106,990.50
Compensating Interest                                          588.63            2,471.23           1,855.41             653.07

  Trustee Fee (Tx. Com. Bk.)                                   174.60              616.96             358.43             210.79
  Pool Insurance Premium (PMI Mtg. Ins.)                           --                  --                 --           4,280.60
  Pool Insurance (GE Mort. Ins.)                             3,755.82                  --           4,616.55                 --
  Pool Insurance (United Guaranty Ins.)                            --                  --                 --                 --
  Backup for Pool Insurance (Fin. Sec. Assur.)                     --                  --                 --                 --
  Special Hazard Insurance (Comm. and Ind.)                    737.20                  --                 --                 --
  Bond Manager Fee (Capstead)                                  245.73              616.96             418.17             243.22
  Excess Compensating Interest (Capstead)                          --                  --                 --                 --
  Administrative Fee (Capstead)                                420.30            2,056.56             896.06             689.15
  Administrative Fee (Other)                                       --                  --                 --                 --
  Excess-Fees                                                      --                  --                 --                 --
  Special Hazard Insurance (Aetna Casualty)                        --                  --                 --                 --
  Other                                                            --                  --                 --                 --
                                                     ----------------    ----------------   ----------------   ----------------
                                       Total Fees            5,333.65            3,290.48           6,289.21           5,423.76
                                                     ----------------    ----------------   ----------------   ----------------
 Servicing Fee                                               4,484.46           12,556.93           7,813.04           5,341.48
 Interest on Accelerated Prepayments                               --                  --                 --                 --
                                                     ----------------    ----------------   ----------------   ----------------
                      Total Interest Distribution    $     106,811.60    $     317,063.23   $     175,566.91   $     118,408.81
                                                     ================    ================   ================   ================
LOAN COUNT                                                         59                 195                170                112
WEIGHTED AVERAGE PASS-THROUGH RATE                           7.499534            7.323351           6.757202           6.638768

                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-OCT-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                            93-2E.B             93-2G              1996-A             1996-B
                                                     ----------------    ----------------   ----------------   ----------------
BEGINNING SECURITY BALANCE                           $  58,203,723.68    $  84,243,169.14   $  12,530,937.44   $  25,069,924.83
  Loans Repurchased                                                --                  --                 --                 --
  Scheduled Principal Distribution                         100,021.22          153,897.35          18,767.08          39,575.73
  Additional Principal Distribution                         10,349.98          183,518.71           1,315.28           9,665.84
  Liquidations Distribution                              1,342,987.50        1,561,330.32         202,009.01         444,116.37
  Accelerated Prepayments                                          --                  --                 --                 --
  Adjustments (Cash)                                               --                  --                 --                 --
  Adjustments (Non-Cash)                                           --                  --                 --                 --
  Losses/Foreclosures                                              --                  --                 --                 --
  Special Hazard Account                                           --                  --                 --                 --

                                                     ----------------    ----------------   ----------------   ----------------
                          Ending Security Balance    $  56,750,364.98    $  82,344,422.76   $  12,308,846.07   $  24,576,566.89
                                                     ================    ================   ================   ================
INTEREST DISTRIBUTION:
Due Certificate Holders                              $     339,373.51    $     495,835.12   $      79,923.44   $     148,095.48
Compensating Interest                                        4,655.50            5,034.00                 --                 --

  Trustee Fee (Tx. Com. Bk.)                                   630.54              947.74             156.64             313.38
  Pool Insurance Premium (PMI Mtg. Ins.)                    12,804.82                  --                 --           6,775.15
  Pool Insurance (GE Mort. Ins.)                                   --                  --           3,608.91                 --
  Pool Insurance (United Guaranty Ins.)                            --                  --                 --                 --
  Backup for Pool Insurance (Fin. Sec. Assur.)                     --                  --                 --             636.19
  Special Hazard Insurance (Comm. and Ind.)                        --                  --                 --                 --
  Bond Manager Fee (Capstead)                                  727.55            1,053.04                 --                 --
  Excess Compensating Interest (Capstead)                          --                  --             479.82           1,836.59
  Administrative Fee (Capstead)                              2,061.44            3,510.21             522.14           1,044.58
  Administrative Fee (Other)                                       --                  --                 --                 --
  Excess-Fees                                                      --                  --                 --                 --
  Special Hazard Insurance (Aetna Casualty)                        --                  --             287.16             724.94
  Other                                                            --                  --                 --                 --
                                                     ----------------    ----------------   ----------------   ----------------
                                       Total Fees           16,224.35            5,510.99           5,054.67          11,330.83
                                                     ----------------    ----------------   ----------------   ----------------
 Servicing Fee                                              15,270.06           20,735.21           3,344.46           7,512.36
 Interest on Accelerated Prepayments                               --                  --                 --                 --
                                                     ----------------    ----------------   ----------------   ----------------
                      Total Interest Distribution    $     375,523.42    $     527,115.32   $      88,322.57   $     166,938.67
                                                     ================    ================   ================   ================
LOAN COUNT                                                        210                 320                 49                 92
WEIGHTED AVERAGE PASS-THROUGH RATE                           7.092928            7.134619           7.653707           7.088756

                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-OCT-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                            1996-C.1            1996-C.2            1996-C.3
                                                     ----------------    ----------------   ----------------
BEGINNING SECURITY BALANCE                           $   3,335,498.73    $   8,311,739.31   $   5,385,655.75
  Loans Repurchased                                                --                  --                 --
  Scheduled Principal Distribution                           4,207.46           12,484.49           6,573.54
  Additional Principal Distribution                             (0.02)             360.13              29.92
  Liquidations Distribution                                        --              182.94                 --
  Accelerated Prepayments                                          --                  --                 --
  Adjustments (Cash)                                               --                  --                 --
  Adjustments (Non-Cash)                                           --                  --                 --
  Losses/Foreclosures                                              --                  --                 --
  Special Hazard Account                                           --                  --                 --
                                                     ----------------    ----------------   ----------------
                          Ending Security Balance    $   3,331,291.29    $   8,298,711.75   $   5,379,052.29
                                                     ================    ================   ================
INTEREST DISTRIBUTION:
Due Certificate Holders                              $      21,127.68    $      52,481.52   $      32,842.15
Compensating Interest                                              --                  --                 --

  Trustee Fee (Tx. Com. Bk.)                                    41.69               69.26              44.89
  Pool Insurance Premium (PMI Mtg. Ins.)                           --                  --                 --
  Pool Insurance (GE Mort. Ins.)                               960.62                  --                 --
  Pool Insurance (United Guaranty Ins.)                            --                  --           2,006.16
  Backup for Pool Insurance (Fin. Sec. Assur.)                     --                  --                 --
  Special Hazard Insurance (Comm. and Ind.)                        --                  --                 --
  Bond Manager Fee (Capstead)                                      --                  --                 --
  Excess Compensating Interest (Capstead)                          --                0.38           1,149.56
  Administrative Fee (Capstead)                                166.75              173.15             226.71
  Administrative Fee (Other)                                       --                  --                 --
  Excess-Fees                                                      --                  --                 --
  Special Hazard Insurance (Aetna Casualty)                     76.43                  --             155.74
  Other                                                            --                  --                 --
                                                     ----------------    ----------------   ----------------
                                       Total Fees            1,245.49              242.79           3,583.06
                                                     ----------------    ----------------   ----------------
 Servicing Fee                                               1,042.35            1,918.01           1,683.04
 Interest on Accelerated Prepayments                               --                  --                 --
                                                     ----------------    ----------------   ----------------
                     Total Interest Distribution     $      23,415.52    $      54,642.32   $      38,108.25
                                                     ================    ================   ================
LOAN COUNT                                                         16                  42                 25
WEIGHTED AVERAGE PASS-THROUGH RATE                           7.601027            7.576973           7.573832